Exhibit 99.2

China Integrated Energy, Inc. Begins Construction of Biodiesel Production Facility in Tongchuan City, Shaanxi Province

XI'AN, China, Nov. 18 /PRNewswire-Asia-FirstCall/ -- China Integrated Energy, Inc. (Nasdaq: CBEH; the "Company"), a leading non-state-owned integrated energy company in the People's Republic of China, today announced that it has commenced construction of a new biodiesel production facility adjacent to its existing biodiesel production facility in Tongchuan City, Shaanxi Province.

The new production facility is expected to add 50,000 tons to China Integrated Energy's annual biodiesel production capacity, bringing total capacity to 150,000 tons. Management expects to commence production by the third quarter of 2010 and anticipates $15 million in capital expenditures to accomplish this goal.

“Based on the growing market demand for our biodiesel fuel supported by the government’s effort to increase renewable energy consumption to 15% of China’s total energy consumption in 2020, we are optimistic that our increased capacity will be rapidly absorbed by the Chinese energy market,” stated Mr. Gao Xincheng, Chief Executive Officer of China Integrated Energy. “The new facility will be an integral part of our growth for 2010 in our efforts to meet our revenue and net income targets.”

China Integrated Energy, Inc. currently operates a 100,000-ton biodiesel production plant located in Tongchuan City, Shaanxi Province. The Company also operates three oil extraction plants that are located near fields where a substantial amount of non-edible oil seeds, one of the primary feedstocks for our biodiesel production, are harvested. Management believes they are one of the largest biodiesel producers in China measured by production capacity as of the end of 2008, and the only non-state-owned integrated biodiesel producer with a distribution license. China Integrated Energy leverages their own wholesale distribution channels to sell biodiesel to existing customers. The Company’s biodiesel can be blended with regular petro-diesel and used by existing diesel engines with no change in engine performance.

About China Integrated Energy, Inc.

The Company is a leading non-state-owned integrated energy company in the PRC engaged in three business segments, the wholesale distribution of finished oil and heavy oil products, the production and sale of biodiesel and the operation of retail gas stations. The Company's primary business segment is the wholesale distribution of finished oil and heavy oil products. The Company also operates a 100,000-ton biodiesel production plant and seven retail gas stations in China.

Safe Harbor Statement

This press release includes statements that may constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by terminology such as "will," "expects," "anticipates," "future," "intends," "plans," "believes," "estimates" and similar statements. For example, statements about the future use of the proceeds are forward looking and subject to risks. China Integrated Energy, Inc. may also make written or oral forward-looking statements in its periodic reports to the U.S. Securities and Exchange Commission on forms 10-K, 10-Q and 8-K, in its annual report to shareholders, in press releases and other written materials and in oral statements made by its officers, directors or employees to third parties. Statements that are not historical facts, including statements about the Company's beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Potential risks and uncertainties include, but are not limited to, risks outlined in the Company's filings with the U.S. Securities and Exchange Commission, including its registration statement on Form S-1, as amended. The Company does not undertake any obligation to update any forward-looking statement, except as required under applicable law.

For more information, please contact:

China Bio Energy Holding Group
Alex Gong, VP of Capital Market
Tel:  +86-136-0127-9912
Email: alexgong08@gmail.com
Web:  http://www.cbeh.net.cn

OR

HC International, Inc.
Ted Haberfield, Executive VP
Tel:  +1-760-755-2716
Email: thaberfield@hcinternational.net
Web:  http://www.hcinternational.net